Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONN’S, INC. ANNOUNCES RECORD THIRD QUARTER NET INCOME

Adjusted diluted earnings per share of $0.38 for the quarter

Fiscal year 2014 earnings guidance initiated at $2.05 to $2.15 per diluted share

THE WOODLANDS, TEXAS (December 3, 2012) – Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics and provider of consumer credit, today announced its results for the quarter ended October 31, 2012.

Significant items for the third quarter of fiscal 2013 include:

•	Same store sales rose 12.6% over the prior quarter, on top of same store sales growth of 18.9% a year ago;

•	Total revenues increased 10.6% to $206.4 million;

•	Retail gross margin was 35.5%;

•	Adjusted retail segment operating income was $12.9 million, up $13.8 million on an adjusted basis over the prior-year quarter;

•	Credit segment operating income totaled $11.6 million, compared to adjusted operating income of $5.6 million for the prior-year period;

•	Diluted earnings per share of $0.35 on a reported basis, versus loss of $0.40 per share last year; and

•	Fiscal year 2013 earnings guidance was raised to diluted earnings per share of $1.55 to $1.60 on an adjusted basis.

“Our Conn’s HomePlus store in Albuquerque has performed well since opening in November. This month we will open stores in Fort Worth, Tucson and El Paso,” stated Theodore M. Wright, Chairman and CEO. “We continue to see sales growth in our existing store base. November same store sales rose 6% on top of same store growth of 10% last year.”

Retail Segment Results

Revenues were $167.7 million for the quarter, up $12.6 million, or 8.2% over last year. This growth was driven by a 31.7% increase in furniture and mattress sales and, to a lesser extent, higher customer demand for home office equipment and appliances. Reported net sales during the current quarter also reflects the benefit of the opening of a Conn’s HomePlusTM store in Waco, Texas in mid-June and the completion of 15 store remodels over the past year. The reported revenue growth was partially offset by the impact of previous store closures.

Retail gross margin was 35.5% in the current-year quarter compared to 25.3% in the prior-year. During the three months ended October 31, 2011, the Company adjusted its inventory valuation reserve – reducing retail gross margin for the prior-year period, which benefited the reported margin expansion in the current-year period by 300 basis points. Margin expansion was reported within each of the major product categories. The margin improvement across all categories was driven by the focus on higher price-point, higher-margin products and sourcing opportunities. Growth in higher-margin furniture and mattress sales outpaced the overall increase realized in the other product categories, also favorably impacting retail gross margin.

Credit Segment Results

Revenues for the three-months ended October 31, 2012 were $38.7 million, an increase of $7.1 million, or 22.6%, over the same quarter last year. The majority of the year-over-year growth was driven by increases in both the portfolio interest and fee yield and the average portfolio balance outstanding. The portfolio interest and fee income yield was 19.3% in the third quarter of fiscal 2013 versus 18.0% reported in the prior-year period. Adoption of accounting guidance related to troubled debt restructuring reduced interest and fee income by $1.0 million and the reported yield by 70 basis points in the third quarter of fiscal 2012. The average portfolio balance was $674.5 million, up 11.7% over the prior-period average due to the growth in net sales over the past 12 months.

Provision for bad debts was $13.2 million in the current quarter, an increase of $0.1 million from the prior period after excluding a charge of $13.1 million in the year-ago period related to the adoption of the troubled debt restructuring accounting guidance.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

For the three months ended October 31, 2012, the Company reported net income of $0.35 per diluted share, which includes pre-tax charges of $0.8 million associated with the extension and expansion of the Company’s revolving credit facility and $0.6 million associated with the relocation of the Company’s corporate office to The Woodlands, Texas.

The Company’s reported net loss was $0.40 per diluted share in the third quarter of fiscal 2012, and includes a pretax charge of $14.1 million, net of previously provided reserves, related to the required adoption of accounting guidance related to troubled debt restructuring, a pretax charge of $4.7 million for inventory reserves related to aged product and a charge of $0.4 million related to store closures.

Capital and Liquidity

As of October 31, 2012, the Company had $272.2 million, excluding $4.3 million of letters of credit, outstanding under its asset-based loan facility. Additionally, as of October 31, 2012, the Company had $157.5 million of immediately available borrowing capacity, and an additional $91.0 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

On November 27, 2012, the Company added an additional lender to its asset-based loan facility. As a result, total commitments under the facility increased by $20.0 million to $545.0 million.

Outlook and Guidance

The Company increased earnings guidance for the fiscal year ending January 31, 2013, to diluted earnings per share of $1.55 to $1.60 on an adjusted basis. The following expectations were considered in developing the guidance for the full year:

•	Same stores sales up 13% to 16%;

•	New store openings of five;

•	Retail gross margin between 34.5% and 35.0%;

•	An increase in the credit portfolio balance;

•	Selling, general and administrative expense, as a percent of revenues, between 29.0% and 29.5% of total revenues; and

•	No significant change in the number of shares outstanding.

The Company also initiated earnings guidance of diluted earnings per share of $2.05 to $2.15 for the fiscal year ending January 31, 2014. The following expectations were considered in developing the guidance:

•	Same stores sales up 0% to 5%;

•	New store openings of between 10 and 12;

•	Retail gross margin between 34.5% and 35.5%;

•	An increase in the credit portfolio balance;

•	Selling, general and administrative expense, as a percent of revenues, between 28.0% and 29.0% of total revenues; and

•	No significant change in the number of shares outstanding.

Management Departure

After 14 years of valuable service, Rey de la Fuente, President – Credit Division, is leaving the Company to pursue other opportunities. He is staying through January 31, 2013, to complete the transition of his duties, which began early this year. Mr. de la Fuente, who reports to the Company’s Chief Operating Officer, has been with the Company since 1998 and has focused his attention in recent quarters on credit underwriting.

“We appreciate Rey’s many years of service and contributions to the company,” stated Mike Poppe, Chief Operating Officer. “We wish Rey well in his future endeavors.”

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast on Monday, December 3, 2012, at 10:00 A.M. CT, to discuss its earnings and operating performance for the quarter. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at ir.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020.

About Conn’s, Inc.

Conn’s is a specialty retailer and currently operates 66 retail locations, with 57 in Texas, six in Louisiana, two in Oklahoma and one in New Mexico. The Company’s primary product categories include:

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers, ranges and room air conditioners;

•	Furniture and mattress, including furniture for the living room, dining room, bedroom and related accessories and mattresses;

•	Consumer electronic, including LCD, LED, 3-D and plasma televisions, camcorders, digital cameras, Blu-ray players, video game equipment, portable audio and home theater products; and

•	Home office, including desktop and notebook computers, tablets, printers and computer accessories.

Additionally, the Company offers a variety of products on a seasonal basis, including lawn and garden equipment, and continues to introduce additional product categories for the home to help respond to its customers’ product needs and to increase same store sales. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or offer new customer financing programs; changes in the delinquency status of our credit portfolio; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed from time-to-time in our SEC reports, including but not limited to, our Annual Report on Form 10-K for our fiscal year ended January 31, 2012 and our quarterly report on Form 10-Q for the quarter ended October 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN’S, INC. AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
Revenues
Total net sales	$167,323	$154,956	$505,915	$464,013
Finance charges and other	39,078	31,667	108,773	101,618

Total revenues	206,401	186,623	614,688	565,631
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	105,688	112,844	325,041	324,774
Cost of parts sold, including warehousing and occupancy costs	1,522	1,647	4,513	4,973
Selling, general and administrative expense	61,210	59,801	180,247	175,420
Provision for bad debts	13,449	26,400	34,838	43,115
Charges and credits	641	375	1,150	4,033

Total cost and expenses	182,510	201,067	545,789	552,315

Operating income (loss)	23,891	(14,444)	68,899	13,316
Interest expense	4,526	3,919	13,159	18,479
Loss on early extinguishment of debt	818	—	818	11,056
Other (income) expense, net	(3)	(5)	(105)	81

Income (loss) before income taxes	18,550	(18,358)	55,027	(16,300)
Provision (benefit) for income taxes	6,765	(5,635)	20,080	(4,876)

Net income (loss)	$11,785	$(12,723)	$34,947	$(11,424)

Earnings (loss) per share:
Basic	$0.36	$(0.40)	$1.08	$(0.36)
Diluted	$0.35	$(0.40)	$1.05	$(0.36)
Average common shares outstanding:
Basic	32,553	31,881	32,387	31,819
Diluted	33,539	31,881	33,207	31,819

CONN’S, INC. AND SUBSIDIARIES

CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION

(unaudited)

(dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues
Product sales	$151,663	$140,404	$459,804	$422,914
Repair service agreement commissions	12,183	10,602	35,930	29,449
Service revenues	3,477	3,950	10,181	11,650

Total net sales	167,323	154,956	505,915	464,013

Finance charges and other	340	60	857	678

Total revenues	167,663	155,016	506,772	464,691
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	105,688	112,844	325,041	324,774
Cost of parts sold, including warehousing and occupancy costs	1,522	1,647	4,513	4,973
Selling, general and administrative expense	47,275	45,899	139,832	132,009
Provision for bad debts	229	135	630	469
Charges and credits	641	375	1,150	4,033

Total cost and expenses	155,355	160,900	471,166	466,258

Operating income (loss)	12,308	(5,884)	35,606	(1,567)
Other (income) expense, net	(3)	(5)	(105)	81

Income (loss) before income taxes	$12,311	$(5,879)	$35,711	$(1,648)

Retail gross margin	35.5%	25.3%	34.4%	28.2%
Selling, general and administrative expense as percent of revenues	28.2%	29.6%	27.6%	28.4%
Operating margin	7.3%	(3.8)%	7.0%	(0.3)%

Number of stores:
Beginning of period	65	75	65	76
Opened	—	—	1	—
Closed	—	(4)	(1)	(5)

End of period	65	71	65	71

CONN’S, INC. AND SUBSIDIARIES

CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION

(unaudited)

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues
Finance charges and other	$38,738	$31,607	$107,916	$100,940
Cost and expenses
Selling, general and administrative expense	13,935	13,902	40,415	43,411
Provision for bad debts	13,220	26,265	34,208	42,646

Total cost and expenses	27,155	40,167	74,623	86,057

Operating income (loss)	11,583	(8,560)	33,293	14,883
Interest expense	4,526	3,919	13,159	18,479
Loss from early extinguishment of debt	818	—	818	11,056

Income (loss) before income taxes	$6,239	$(12,479)	$19,316	$(14,652)

Selling, general and administrative expense as percent of revenues	36.0%	44.0%	37.5%	43.0%
Operating margin	29.9%	(27.1)%	30.9%	14.7%

MANAGED CUSTOMER RECEIVABLE PORTFOLIO STATISTICS

(dollars in thousands, except average outstanding balance per account)

	Three months ended October 31,
	2012	2011
Data for period ended:
Total outstanding balance	$683,744	$605,650
Number of active accounts	462,200	472,791
Average outstanding balance per account	$1,479	$1,281
Balance 60+ days delinquent	$47,691	$47,653
Percent 60+ days delinquent	7.0%	7.9%
Percent of portfolio re-aged	11.4%	16.0%
Weighted average credit score of outstanding balances	603	602
Data for the three-month period:
Weighted average origination credit score of sales financed	616	619
Weighted average monthly payment rate	5.3%	5.4%
Interest and fee income yield, annualized	19.3%	18.0%
Percent of bad debt charge-offs (net of recoveries) to average outstanding balance, annualized	7.6%	4.9%
Percentage of sales generated by payment option:
GE Capital	14.5%	14.1%
Conn’s Credit (including down payment)	72.3%	62.1%
RAC Acceptance (Rent-to-Own)	3.7%	3.8%

Total	90.5%	80.0%

CONN’S, INC. AND SUBSIDIARIES

CONDENSED, CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	October 31,	January 31,
	2012	2012
Assets
Current assets
Cash and cash equivalents	$4,269	$6,265
Customer accounts receivable, net	345,546	316,385
Other accounts receivable, net	34,573	38,715
Inventories	77,150	62,540
Deferred income taxes	14,068	17,111
Prepaid expenses and other assets	15,999	11,542

Total current assets	491,605	452,558
Long-term customer accounts receivable, net	287,494	272,938
Property and equipment, net	52,794	38,484
Deferred income taxes	10,204	9,754
Other assets, net	10,767	9,564

Total assets	$852,864	$783,298

Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$51,589	$726
Accounts payable	66,173	44,711
Accrued compensation and related expenses	8,451	7,213
Accrued expenses	21,156	24,030
Other current liabilities	16,393	17,994

Total current liabilities	163,762	94,674
Long-term debt	279,396	320,978
Other long-term liabilities	13,095	14,275
Stockholders’ equity	396,611	353,371

Total liabilities and stockholders’ equity	$852,864	$783,298

NON-GAAP RECONCILIATION OF NET INCOME, AS ADJUSTED

AND DILUTED EARNINGS PER SHARE, AS ADJUSTED

(unaudited)

(in thousands, except earnings per share)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Net income (loss), as reported	$11,785	$(12,723)	$34,947	$(11,424)
Adjustments:
Costs related to office relocation	641	—	987	—
Costs related to store closings	—	(313)	163	3,345
Loss from early extinguishment of debt	818	—	818	11,056
Inventory reserve adjustment	—	4,669	—	4,669
Charge to record reserves required by the adoption of troubled debt restructuring accounting guidance	—	27,487	—	27,487
Reserves previously provided related to accounts considered restructured under the troubled debt restructuring accounting guidance	—	(13,350)	—	(13,350)
Impairment of long-lived assets	—	688	—	688
Severance costs	—	—	—	813
Tax impact of adjustments	(514)	(5,961)	(693)	(12,166)

Net income, as adjusted	$12,730	$497	$36,222	$11,118

Average common shares outstanding—Diluted	33,539	31,881	33,207	31,819

Earnings (loss) per share — Diluted
As reported	$0.35	$(0.40)	$1.05	$(0.36)
As adjusted	$0.38	$0.02	$1.09	$0.35

NON-GAAP RECONCILIATION OF RETAIL SEGMENT

OPERATING INCOME (LOSS), AS ADJUSTED

(unaudited)

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Operating income (loss), as reported	$12,308	$(5,884)	$35,606	$(1,567)
Adjustments:
Costs related to office relocation	641	—	987	—
Inventory adjustment	—	4,669	—	4,669
Costs related to store closings	—	(313)	163	3,345
Impairment of long-lived assets	—	688	—	688
Severance costs	—	—	—	407

Operating income (loss), as adjusted	$12,949	$(840)	$36,756	$7,542

Retail segment revenues	$167,663	$155,016	$506,772	$464,691

Operating margin
As reported	7.3%	(3.8)%	7.0%	(0.3)%
As adjusted	7.7%	(0.5)%	7.3%	1.6%

NON-GAAP RECONCILIATION OF CREDIT SEGMENT

OPERATING INCOME, AS ADJUSTED

(unaudited)

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Operating income (loss), as reported	$11,583	$(8,560)	$33,293	$14,883
Adjustments:
Charge to record reserves required by the adoption of troubled debt restructuring accounting guidance	—	27,487	—	27,487
Reserves previously provided related to accounts considered restructured under the troubled debt restructuring accounting guidance	—	(13,350)	—	(13,350)
Severance costs	—	—	—	406

Operating income, as adjusted	$11,583	$5,577	$33,293	$29,426

Credit segment revenues	$38,738	$31,607	$107,916	$100,940

Operating margin
As reported	29.9%	(27.1)%	30.9%	14.7%
As adjusted	29.9%	17.6%	30.9%	29.2%

Basis for presentation of non-GAAP disclosures:

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), the Company also provides the following information: adjusted net income and adjusted earnings per diluted share; adjusted retail segment operating income and adjusted operating margin; and adjusted credit segment operating income and operating margin. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures but should be considered in addition to results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations and the factors and trends affecting the Company’s business. The Company’s management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics the Company uses in its financial and operational decision making and (2) they are used by some of its institutional investors and the analyst community to help them analyze the Company’s operating results.

CONN-F

Conn’s, Inc.

Chief Financial Officer

Brian Taylor (936) 230-5899

or

Investors:

S.M. Berger & Company

Andrew Berger (216) 464-6400